SCHEDULE 14A

                     INFORMATION REQUIRED IN PROXY STATEMENT


                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]    Preliminary Proxy Statement          [_]    Confidential, for use of  the
[X]    Definitive Proxy Statement                  Commission Only (as permitted
[_]    Definitive Additional Materials             by Rule 14a-6(e)(2))
[_]    Soliciting Material Pursuant to
       Rule 14a-11(c) or Rule 14a-12





                          HILITE INDUSTRIES, INC.
               ------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

     -----------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]    $125 per Exchange Act Rules 0-11(c)(1)(ii),  14a-6(i)(1),  or 14a-6(i)(2)
       or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)

[_]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

       (1)    Title of each class of securities to which transaction applies:


              ------------------------------------------------------------------

       (2)    Aggregate number of securities to which transaction applies:


              ------------------------------------------------------------------

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:


              ------------------------------------------------------------------

       (4)    Proposed maximum aggregate value of transaction:


              ------------------------------------------------------------------

       (5)    Total fee paid:


              ------------------------------------------------------------------

[_]    Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1)    Amount Previously Paid:


              ------------------------------------------------------------------

       (2)    Form, Schedule or Registration Statement No.:


              ------------------------------------------------------------------

       (3)    Filing Party:


              ------------------------------------------------------------------

       (4)    Date Filed:


              ------------------------------------------------------------------

                             HILITE INDUSTRIES, INC.
                                1671 S. BROADWAY
                             CARROLLTON, TEXAS 75006

                -----------------------------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                NOVEMBER 14, 1996
                -----------------------------------------------


NOTICE IS HEREBY GIVEN that the 1996 Annual Meeting of Stockholders (the "Meeting") of HILITE INDUSTRIES, INC. , a Delaware corporation ( the "Company"), will be held at the Holiday Inn - North Dallas located at 2645 LBJ Freeway, Dallas, Texas 75243, on Thursday, November 14, 1996, 1:30 P.M., local time or any adjournment or any adjournments thereof, to consider and act upon the following:

       1. To elect five (5) directors of the Company to serve as Board of Directors until the next Annual Meeting of Stockholders and until their successors are elected and qualified; and

       2. The transaction of such other business as may properly come before the Meeting or any adjournments thereof.

Only stockholders of record of the Common Stock, $.01 par value, of the Company at the close of business on October 7, 1996 are entitled to receive notice of and to attend the Meeting. At least 10 days prior to the Meeting, a complete list of the stockholders entitled to vote will be available for inspection by any stockholder, for any purpose germane to the Meeting, during ordinary business hours, at the Holiday Inn - North Dallas located at 2645 LBJ Freeway, Dallas, Texas 75243. If you do not expect to be present, you are requested to fill in, date and sign the enclosed Proxy, which is solicited by the Board of Directors of the Company, and to mail it promptly in the enclosed envelope. In the event you decide to attend the Meeting in person, you may, if you desire, revoke your Proxy and vote your shares in person.

Dated:  October 10, 1996
                                         By Order of the Board of Directors


                                         Samuel M. Berry
                                         President and Chief Operating Officer


                                    IMPORTANT
                                    ---------

THE RETURN OF YOUR SIGNED PROXY AS PROMPTLY AS POSSIBLE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING. NO POSTAGE IS REQUIRED IF THE PROXY IS RETURNED IN THE ENVELOPE ENCLOSED FOR YOUR CONVENIENCE AND MAILED IN THE UNITED STATES.

                             HILITE INDUSTRIES, INC.
                               1671 SOUTH BROADWAY
                             CARROLLTON, TEXAS 75006

                -----------------------------------------------

                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                                NOVEMBER 14, 1996

                -----------------------------------------------


This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of HILITE INDUSTRIES, INC., a Delaware corporation (the "Company"), to be voted at the Annual Meeting of Stockholders of the Company (the "Meeting") which will be held at the Holiday Inn - North Dallas located at 2645 LBJ Freeway, Dallas, Texas 75243 on November 14, 1996 at 1:30 P.M., local time, and any adjournment or any adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders and in this Proxy Statement.

The principal executive offices of the Company are located at 1671 South Broadway, Carrollton, Texas 75006. The approximate date on which this Proxy Statement and accompanying Proxy will first be sent or given to stockholders is October 14, 1996.

A Proxy, in the accompanying form, which is properly executed, duly returned to the Company and not revoked will be voted in accordance with the instructions contained therein and, in the absence of specific instructions, will be voted in favor of all proposals and in accordance with the judgment of the person or persons voting the proxies on any other matter that may be brought before the Meeting. Each such Proxy granted may be revoked at any time thereafter by writing to the President of the Company prior to the Meeting, by execution and delivery of a subsequent proxy or by attendance and voting in person at the Meeting, except as to any matter or matters upon which, prior to such revocation, a vote shall have been cast pursuant to the authority conferred by such Proxy. The cost of soliciting proxies will be borne by the Company. Following the mailing of the proxy materials, solicitation of proxies may be made by officers and employees of the Company, or anyone acting on their behalf, by mail, telephone, telecopy, telegram or personal interview.

                                VOTING SECURITIES

Stockholders of record as of the close of business on October 7, 1996 (the "Record Date") will be entitled to notice of, and to vote at, the Meeting or any adjournments thereof. On the Record Date, there were 4,900,000 outstanding shares of Common Stock, $.01 par value ("Common Stock"). Each holder of Common Stock is entitled to one vote for each share held by such holder. By virtue of their holdings of Common Stock, the officers and directors of the Company will be able to pass the proposals being submitted at the Meeting. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Meeting. Proxies submitted which contain abstentions or broker non-votes will be deemed present at the Meeting in determining the presence of a quorum.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth, as of October 7, 1996, the ownership of the Company's Common Stock by (i) each person who is known by the Company to own of record or beneficially more than five percent (5%) of the Company's Common
Stock, (ii) each of the Company's directors, (iii) each of the executive officers named in the Summary Compensation Table under "Executive Compensation" below and (iv) all directors and officers as a group. Except as otherwise indicated, the shareholders listed in the table have sole voting and investment powers with respect to the shares indicated and their addresses are the address of the Company.


                                                     Number of
                                                      Shares
                                                    Beneficially      Percentage
                                                       Owned           of Class
                                                    ------------      ----------

James E. Lineberger .............................   3,169,287(1)        64.7%
James E. Lineberger, Jr. Trust ..................   1,056,429           21.6
  1120 Boston Post Road
  Darien, Connecticut 06820
Geoffry S. Lineberger Trust .....................   1,056,429           21.6
  1120 Boston Post Road
  Darien, Connecticut 06820
Christopher Lineberger Trust ....................   1,056,429           21.6
  1120 Boston Post Road
  Darien, Connecticut 06820
The Brady Family Limited Partnership ............     357,143            7.3
Daniel W. Brady .................................     357,143(2)         7.3
Samuel M. Berry .................................     187,970(3)         3.8
James D. Gerson .................................      56,000(4)         1.1
Ronald G. Assaf .................................      45,000             *
Arthur D. Johnson ...............................      13,600(5)          *
Donald M. Maher .................................      13,600(5)          *
Ronald E. Reinke ................................       6,666(6)          *
All officers and directors as a group (9 persons)   3,855,132(7)        77.4
--------------------------------------
*   Less than 1%

(1) Includes 1,056,429 shares of Common Stock owned by each of the James E. Lineberger, Jr. Trust, the Geoffry S. Lineberger Trust and the Christopher Lineberger Trust for which H.J. Lineberger, Mr. Lineberger's wife, is a trustee and which may therefore be deemed to be beneficially owned by Mr. Lineberger. Mr. Lineberger disclaims beneficial ownership of these shares.

(2) Held by The Brady Family Limited Partnership, of which Mr. Brady is the sole general partner.

(3) Includes 9,400 shares of Common Stock issuable upon the exercise of options granted pursuant to the 1993 Stock Option Plan.

(4) Includes 31,000 shares of Common Stock issuable upon the exercise of warrants and 5,000 shares of Common Stock owned by Mr. Gerson's wife, as custodian for their children, which may therefore be deemed to be beneficially owned by Mr. Gerson. Mr. Gerson disclaims beneficial ownership of these shares.

(5) Includes 13,600 shares of Common Stock issuable upon the exercise of options granted pursuant to the 1993 Stock Option Plan. Does not include 1,000 shares of Common Stock issueable upon exercise of option grants pursuant to the 1993 Stock Option Plan which are not exerciseable within 60 days.

(6) Includes 6,666 shares of Common Stock issueable upon the exercise of options granted pursuant to the 1993 Stock Option Plan. Does not include 3,334 shares of Common Stock issuable upon exercise of option grants pursuant to the 1993 Stock Option Plan which are not exerciseable within 60 days.

(7) Includes 49,396 shares of Common Stock issuable upon the exercise of options granted pursuant to the 1993 Stock Option Plan.

                        ACTION TO BE TAKEN AT THE MEETING

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

At the Meeting, five (5) directors are to be elected to serve until the next Annual Meeting of Stockholders and until their successors shall be duly elected and qualified. The number of nominees was determined by the Board of Directors pursuant to the Company's By-laws. The nominees are James E. Lineberger, Daniel
W. Brady, Samuel M. Berry, Ronald G. Assaf and James D. Gerson. Unless otherwise specified, all proxies will be voted in favor of such nominees. All of the nominees were also elected at the 1995 Annual Meeting of Stockholders.

The Board of Directors has no reason to expect that any of the nominees will be unable to stand for election at the date of the Meeting. In the event that a vacancy among the original nominees occurs prior to the Meeting, the proxies will be voted for a substitute nominee or nominees named by the Board of Directors and for the remaining nominees. Directors are elected by a plurality of the votes cast.

The following table sets forth information about each executive officer, director and nominee for director of the Company.


         Name                 Age           Position with the Company
         ----                 ---           -------------------------

James E. Lineberger........    59    Chairman of the Board of Directors

Daniel W. Brady............    57    Vice Chairman of the Board of Directors and
                                     Chief Executive Officer

Samuel M. Berry............    58    President, Chief Operating Officer and
                                     Director

Ronald G. Assaf............    61    Director

James D. Gerson............    53    Director

Arthur D. Johnson..........    55    Vice President-Operations

Donald M. Maher............    49    Vice President-Sales and Marketing

Ronald E. Reinke...........    53    Vice President-Engineering

Roy W. Wiegmann............    34    Vice President and Chief Financial Officer


Mr. Lineberger has been Chairman of the Board of Directors of the Company since it was formed in 1986. He has been a partner of Lineberger & Co., LLC and its predecessors, private investment firms, since 1969. He has served as a director of Sensormatic Electronics Corporation since 1968, Chairman of its Executive Committee since 1974 and as Co-Chief Executive Officer from January to July 1988.

Mr. Brady has been an officer and/or director of the Company since it was formed in 1986. He became Chief Executive Officer in 1992 and currently devotes more than 50% of his time to the Company. In addition, Mr. Brady has been a partner in Lineberger & Co., LLC since 1986 and acts as a consultant to and director of several privately-held companies in which affiliates of Lineberger & Co., LLC are controlling shareholders. During the last fifteen years Mr. Brady has been continuously associated with the automotive parts industry. From 1986 to 1991 he served first as Chief Financial Officer and then President of B&M Industries, Inc., an affiliate of Lineberger & Co., LLC. Prior thereto, he was Chief Financial Officer of D.A.B. Industries from 1978 to 1985 when it was merged with J.P. Industries, Inc. He then became Treasurer of J.P. Industries, Inc.
from 1985 to 1986.

Mr. Berry has been with the Company and its predecessor operations since 1974. He has served as director, President and Chief Operating Officer of the Company since December 1986. He has served as President since 1981 and previously as Vice President-Manufacturing of the Company's predecessor operations. From 1959 through 1964, he worked part-time for Pitts Industries, currently a division of the Company.

Mr. Assaf has been a director of the Company since November 1993. He is a founder of Sensormatic Electronics Corporation, has been its Chairman of the Board of Directors since October 1971 and served as its President and Chief Executive Officer since 1974 until his retirement in August 1996. In July 1993, Mr. Assaf was appointed to the Board of Directors of Automated Security (Holdings) PLC, a United Kingdom-based international company specializing in electronic security.

Mr. Gerson has been a director of the Company since February 1994. Mr. Gerson is currently the portfolio manager for Hudson Capital, a mutual fund maintained through Fahnestock & Co. Inc., a securities brokerage and investment banking firm. Mr. Gerson was a Senior Vice President of Fahnestock & Co. Inc., as a member of Fahnestock's Equity Research Department from October 1993 through February 1996 and as a member of the Fahnestock's Corporate Finance Department from April 1993 through October 1993. From January 1992 through April 1993, he was a Senior Vice President in the Corporate Finance Department of Reich and Co., Inc. (and its successor firm) and held a similar position for more than five years prior thereto at Josephthal & Co., Inc. (and its successor firms), both of which are securities and investment banking firms. Mr. Gerson is currently a director of Ag Services of America, Inc., American Power Conversion Corporation, Computer Outsourcing Services, Inc., Conceptronic, Inc. and Energy Research Corporation.

Mr. Johnson has been with the Company and its predecessor operations since June 1968. He has been Vice President-Operations since January 1983. Previously, he served as an industrial engineer and then Plant Manager of Pitts Industries, currently a division of the Company.

Mr. Maher has been with the Company and its predecessor operations since June 1985. He has served as Vice President-Sales and Marketing since July 1987. Between 1985 and 1987 he served in various manufacturing capacities including Vice President-Operations.

Mr. Reinke has been employed by the Company since August 1988 in the capacity of Vice President-Engineering. From October 1972 through July 1988 he was employed by the Control Systems Division of Borg-Warner in Decatur, Illinois where he served in various staff positions including Engineering Manager.

Mr. Wiegmann has been employed by the Company since November 1992 as Vice President and Chief Financial Officer. From August 1982 through May 1988 he was a public accountant with the Dallas office of the accounting firm of Deloitte Haskins and Sells (now known as Deloitte and Touche). He served as Vice President and Chief Accounting Officer of TM Communications, Inc. from June 1988 to January 1990. From February 1990 through November 1992, he worked with Professional Service Industries, a national engineering, inspection and testing company, where he served as Assistant Corporate Controller.

Directors who are not employees of the Company are compensated at a rate of $1,875 per quarter plus $1,000 per meeting and are reimbursed for their expenses for attending meetings of the Board of Directors and its committees.

CERTAIN INFORMATION ABOUT THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

The Board of Directors is responsible for the management of the Company. During the fiscal year ended June 30, 1996 the Board of Directors of the Company held four meetings and acted by written consent once. No director attended less than 75% of the meetings of the Board of Directors. The Board has established an Audit Committee and a Compensation and Stock Option Committee. There is no standing nominating committee.

The functions of the Audit Committee include the nomination of independent auditors for appointment by the Board; meeting with the independent auditors to review and approve the scope of their audit engagement; meeting with the Company's financial management and the independent auditors to review matters relating to internal accounting controls, the Company's accounting practices and procedures and other matters relating to the financial condition of the Company; and to report to the Board periodically with respect to such matters. The Audit Committee currently consists of Messrs. Gerson and Assaf. The Audit Committee held one formal meeting, attended by all committee members, and had informal discussions from time to time during the fiscal year ended June 30, 1996.

The function of the Compensation and Stock Option Committee is to review and approve compensation for the five executive officers of the Company and to administer the 1993 Stock Option Plan. Compensation includes base salary, annual bonuses, life and disability insurance, stock options in accordance with the Company's stock option plan and participation in medical, dental and retirement plans made available to all employees. The Compensation and Stock Option Committee currently consists of Messrs. Gerson and Assaf. The Compensation and Stock Option Committee held one formal meeting, attended by all committee members, and met informally from time to time during the fiscal year ended June 30, 1996.

                             EXECUTIVE COMPENSATION

The following table sets forth all cash compensation for the 1996 fiscal year, including bonuses, paid by the Company to the Chief Executive Officer and the most highly compensated executive officers with aggregate compensation which exceeds $100,000.


                                                                          Annual Compensation
             Name of Individual                                   ------------------------------------         All Other
           and Principal Position                  Year           Salary       Bonus             Total         Comp. (2)
           ----------------------                  ----           ------       -----             -----         ---------
                                                   1994          $115,000      $75,000         $190,000        $12,246
Daniel W. Brady                                    1995           121,417       85,000          206,417         13,770
    Chief Executive Officer.....................   1996           129,333       95,000(1)       224,333         26,001

Samuel M. Berry                                    1994           157,808       95,000          252,808         15,418
    President and Chief                            1995           148,156      105,000          253,156         26,935
    Operating Officer...........................   1996           156,000      115,000(1)       265,000         27,441

                                                   1994            82,950       25,000          107,950          6,296
Arthur D. Johnson                                  1995            90,404       30,000          120,404          7,117
    Vice President-Operations...................   1996           104,217       35,000(1)       139,217          8,566
Donald M. Maher                                    1994            90,375       25,000          115,375          6,296
    Vice President-Sales and                       1995            90,622       30,000          120,622          7,117
    Marketing...................................   1996           104,217       35,000(1)       139,217         8, 566
Ronald E. Reinke                                   1994            72,109       15,000           87,109          4,214
    Vice President-                                1995            80,235       18,000           98,235          4,762
    Engineering.................................   1996            91,571       25,000(1)       116,571          7,072


(1) Bonuses for each year represent amounts paid in each fiscal year that were earned in the prior fiscal year. These amounts do not include bonuses earned and not yet paid during the year ended June 30, 1996 of $85,500, $103,500, $31,500, $31,500 and $22,500 for Messrs. Brady, Berry,
       Johnson, Maher and Reinke respectively.

(2) Amounts represent contributions made by the Company pursuant to the Company's 401(k) plan during the fiscal year ended June 30, 1996 which were earned in 1994 and premium payments on life and long-term disability insurance. These amounts do not include contributions earned in 1995 and the first six months of 1996 and not yet paid during the year ended June 30, 1996 of $15,017, $19,723, $8,513, $8,513 and $6,807 for Messrs.
       Brady, Berry, Johnson, Maher and Reinke, respectively. Also, included in this category for Mr. Brady is a car expense reimbursement of $10,788 in 1996. See "Compensation Pursuant to Plans."

STOCK OPTION PLAN

On November 15, 1993, the stockholders of the Company approved the 1993 Stock Option Plan (the "1993 Plan"), which was adopted by the Board of Directors on November 15, 1993. An aggregate of 100,000 shares of Common Stock is reserved for issuance under the 1993 Plan. The 1993 Plan is administered by a Compensation and Stock Option Committee (the "Compensation and Stock Option Committee"), consisting of two members of the Board of Directors, each of whom is a "disinterested person" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended. Participation in the 1993 Plan is limited to employees, officers and directors of the Company. Options granted under the 1993 Plan may be either incentive stock options, within the meaning of
Section 422 of the Internal Revenue Code of 1996, as amended ("the Code"), or non-qualified options.

There is no limitation on the aggregate number of shares as to which a non-qualified option may be granted under the 1993 Plan. However, the aggregate fair market value (determined as of the date of grant) of shares of Common Stock for which any optionee may be granted incentive stock options under the 1993 Plan which are exercisable for the first time during any calendar year may not exceed $100,000.

The 1993 Plan provides that the exercise price per share will be determined by the Compensation and Stock Option Committee, but may not be less than the fair market value of the Common Stock on the date of grant. However, with respect to incentive stock options, if an optionee owns (or is deemed to own under the Code and the regulations thereunder) more than 10% of the total combined voting power of all classes of stock of the Company, the exercise price may not be less than 110% of the fair market value on the date of grant. The exercise price of each option is payable in full upon exercise or, if the applicable stock option contract evidencing the option permits, in installments. Payment of the exercise price of an option may be made in cash, or, if the applicable stock option contract permits, in shares of Common Stock or any combination thereof.

Subject to the foregoing and the other provisions of the 1993 Plan, the Compensation and Stock Option Committee has the authority to determine, among other things, the employees, officers and directors who shall receive options, the terms of the options (provided, however, that the term of an incentive stock option may not exceed ten years or five years if the option holder owns, or is deemed to own under the Code and the regulations thereunder, more than 10% of the voting power of the Company), the exercise price of the shares of Common Stock covered by each option, whether an incentive stock option or non-qualified stock option will be granted, the time or times at which options may be exercised, the number of shares to be covered by each option, and, with respect to all options, to prescribe, amend and rescind rules and regulations relating to the 1993 Plan, to construe the respective stock option contracts evidencing options granted under the 1993 Plan and to make all other determinations necessary or desirable for administering the 1993 Plan.

On November 15, 1993, the Compensation and Stock Option Committee granted options to purchase 57,800 shares to thirteen employees, 49,000 of which are currently exerciseable and none of which have been exercised. Of this grant 9,400, 11,600, 11,600 and 7,000 options were granted to Messrs. Berry, Johnson, Maher and Reinke, respectively, as of January 24, 1994. The exercise price of each of these options is $9.00.

On November 18, 1994, the Compensation and Stock Option Committee granted options to purchase 12,000 shares to four employees. The options become exerciseable as to 4,000 shares on November 18, 1995, 4,000 shares on November 18, 1996 and 4,000 shares on November 18, 1997. Of this grant 3,000 options were issued to each of Messrs. Johnson, Maher and Reinke. The exercise price of these options is $9.00.

OPTION GRANTS IN LAST FISCAL YEAR

There were no options granted to employees in the last fiscal year.

OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUE

No options were exercised by any directors or officers during the fiscal year ended June 30, 1996. The following table contains information concerning the number and value, at June 30, 1996, of unexercised options held by Messrs. Berry, Johnson, Maher and Reinke.



                        Number of Unexercised      Value of Unexercised In-the-
                     Options Held at Fiscal Year-  Money Options Held at Fiscal
                          End (Exerciseable/        Year End (Exerciseable/
         Name              Unexerciseable)              Unexerciseable)
-------------------  ----------------------------  ----------------------------

Samuel M. Berry              9,400/ 0                     $7,050/ $0
Arthur D. Johnson         13,600/ 1,000                 $10,200/ $750
Donald D. Maher           13,600/ 1,000                 $10,200/ $750
Ronald E. Reinke           6,666/ 3,334                 $5,000/ $2,500


LONG-TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR

There were no long-term incentive plan awards by the Company during the fiscal year ended June 30, 1996.

COMPENSATION PURSUANT TO PLANS

On January 1, 1987, the Company adopted a 401(k) retirement plan and trust (the "401(k) Plan"), a tax qualified profit-sharing and salary deferral plan covering all of its employees employed as of December 31, 1986, and all employees subsequently hired who have met certain age and service requirements.

In accordance with the 401(k) Plan, individual accounts are maintained for the cash contributions made on behalf of each 401(k) Plan participant, and each such participant may choose from among several options the manner in which contributions to his or her account will be invested. There are two methods by which contributions may be made to the 401(k) Plan. Under the first method, each 401(k) Plan participant may elect to reduce his or her current gross salary by up to the maximum amount allowable in accordance with legal limitations restricting the voluntary contribution that may be made by an employee during any given year. All amounts deferred under the 401(k) Plan's salary reduction feature by a participant are fully vested in the participant.

The second method by which contributions may be made to the 401(k) Plan is a "contribution" feature, pursuant to which the Company contributes, on behalf of each 401(k) Plan participant, (i) 3% of the participant's compensation for the Plan year up to but not exceeding the participant's taxable wage base in effect at the beginning of the 401(k) Plan year plus, (ii) 6% of the participant's compensation in excess of the taxable wage base in effect at the beginning of the 401(k) Plan year, with taxable wage base being defined as the maximum amount of earnings which may be considered wages for social security withholding purposes under the Internal Revenue Code of 1986, as amended, for the full 401(k) Plan year. The maximum contribution which may be made by the Company is also limited by applicable law. Furthermore, the total annual contribution to the 401(k) Plan account of any participant may not exceed 25% of the participant's compensation for such year.

Benefits under the 401(k) Plan are payable at age 65 (normal retirement), total disability, death, or upon early employment termination. A participant's interest in his or her 401(k) account or accounts are fully vested and non-forfeitable at all times, except in the case of highly compensated employees, for whom the Company's matching contributions are subject to a vesting schedule which provides for 20% vesting after each full year of service to the Company, with 100% vesting after five full years of service. Payments made under the 401(k) Plan are made, at the election of the participant, in a lump sum, a fixed or variable annuity, or by any other method as determined by the 401(k) Plan administrator.


           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Company's Compensation and Stock Option Committee, consisting of Messrs. Assaf and Gerson, deliberate on issues concerning executive compensation. Mr. Lineberger, the Company's Chairman of the Board, serves on the Board of Directors of Sensormatic Electronics Corporation. Mr. Assaf is the Chairman of the Board of Directors of Sensormatic Electronics Corporation and was its President and CEO from 1994 through April 1996.

PERFORMANCE GRAPH

The following graph compares the cumulative return to holders of the Company's Common Stock for each month during the period between the initial public offering, January 24, 1994, and the end of the fiscal year, June 30, 1996, with the Standard & Poor's 400 Midcap Index and the Standard & Poor's Midcap Autoparts Index for the same period. The comparison assumes $100 was invested on January 1, 1994 in the Company's Common Stock and in each of the comparison groups, and assumes reinvestment of dividends. The Company paid no dividends during the periods.


   [GRAPHIC INTENTIONALLY OMITTED AND REPLACED WITH TABULAR PLOT POINT CHART]

                 TOTAL SHAREHOLDER RETURNS-DIVIDENDS REINVESTEF
                 ----------------------------------------------



                                         ANNUAL RETURN PERCENTAGE
                                               YEARS ENDING
Company/Index                       Jun94             Jun95         Jun96
============================  ==================  ============= =============
HILITE INDUSTRIES INC.              -12.00            -3.03         21.88
S&P MIDCAP 400 INDEX                 -9.41            22.34         21.58
AUTO PARTS & EQUIPMENT-MID          -21.78           -11.36        -12.60






                                               INDEXED RETURNS
                                                YEARS ENDING
Company/Index                  Jan94       Jun94         Jun95          Jun96
=========================== =========== ============  ============  ============
HILITE INDUSTRIES INC.          100         88.00         85.33         104.00
S&P MIDCAP 400 INDEX            100         90.59        110.83         134.75
AUTO PARTS & EQUIPMENT-MID      100         78.22         69.33          60.60





EMPLOYMENT AGREEMENT

The Company is a party to an employment agreement (the "Agreement") with Mr. Berry. The term of the Agreement commenced on July 1, 1993 and renews automatically each year unless terminated by either the Company or Mr. Berry. The Agreement is terminable at will by Mr. Berry. The Agreement provides that Mr. Berry shall serve as President of the Company and that he will devote his full business time and services to the performance of duties and responsibilities as are consistent with his position.

As compensation for the services rendered by Mr. Berry as an employee, he is entitled to receive a minimum base salary of $130,000 per annum. In addition, Mr. Berry is entitled to receive a bonus based upon the success of the Company's operations and pre-tax profits, as well as upon his performance as determined by the Company's Board of Directors, of up to 75% of his annual base salary. Mr. Berry is eligible to participate in executive bonus and/or incentive compensation arrangements as the Company's Compensation Committee may establish from time to time.



         REPORT OF BOARD OF DIRECTORS CONCERNING EXECUTIVE COMPENSATION


OVERVIEW

Compensation determinations are made by the Compensation and Stock Option Committee. The Company seeks to provide executive compensation that will support the achievement of the Company's financial goals while attracting and retaining talented executives and rewarding superior performance.

The Company seeks to provide an overall level of compensation to the Company's executives that is competitive within the Company's industry and other companies of comparable size and complexity. Compensation in any particular case may vary from any industry average on the basis of annual and long-term Company performance as well as individual performance. The Compensation and Stock Option Committee will exercise its discretion to set compensation where in its judgment external, internal or individual circumstances warrant it.

In general, the Company compensates its executive officers through a combination of base salary, annual incentive compensation, long-term incentive compensation and life and long-term disability insurance coverage not made available to all classes of employees. In addition, executive officers participate in benefit plans, including medical, dental, and retirement plans, that are available generally to the Company's employees.

ELEMENTS OF COMPENSATION

The three principal components of the Company's executive compensation program are salary, bonuses and stock options, each of which is discussed in detail below.

Salary

Of the three primary elements of executive compensation at the Company, salary is the least affected by the Company's performance; although it is very much dependent on individual performance. The Company believes that certain executive base levels of compensation are low compared to industry norms; however, bonuses provide supplemental amounts to achieve total compensation which is considered competitive. The salary levels and annual increases of all executive officers of the Company must be approved by the Compensation and Stock Option Committee.

Salaries are reviewed every 12 months. The timing and amount of any increase to salaried employees are both dependent upon (i) the performance of the individual and, to a lesser extent, (ii) the financial performance of the Company.

In reviewing the performance of the Chief Executive Officer, the Committee considers the scope and complexity of his job during the past year, progress made in planning for the future development and growth and return on assets of the Company. Mr. Brady's salary was increased by 6.6% effective August 1, 1995. The performance of the other executives is determined by progress made in the operational and functional areas for which they are responsible as well as the overall profitability of the Company.

Bonuses

The executive officers of the Company all participate in a bonus program under which cash bonuses are paid annually, based upon the overall performance of the Company and the Committee's evaluation of each participant's contribution to such profitability. Due to the success of the Company, total bonus pool payments to all participating officers and executives have been between $350,000 and $500,000 in each of the past three years. Approximately 35 employees have participated in the bonus pool, including all of the executives officers, in each of the past three years.

Stock Options

Stock options are designed to provide long-term incentives and rewards tied to the price of the Company's common stock. Given the vagaries of the stock market, stock price performance and financial performance are not always consistent. The Compensation and Stock Option Committee believes that stock options, which provide value to the participants only when the Company's shareholders benefit from stock price appreciation, are an appropriate complement to the Company's performance-oriented bonus program. Amounts awarded under the Company's stock option plan are based upon the participant's organizational level and are designed to be competitive for individuals at that level. The Compensation and Stock Option Committee administers the 1993 Stock Option Plan and determines the employees who participate and the number of options awarded.

Thirteen employees, including all of the executive officers, participate in the 1993 Stock Option Plan. Stock options are issued at an exercise price equal to 100% of the fair market value of the Company's common stock at the date of grant. The options expire after the earlier of ten years (five years for 10% holders) from the date of grant or three months after termination of employment.


                                         Compensation and Stock Option Committee



                                         Ronald G. Assaf, Chairman
                                         James D. Gerson

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During the fiscal years ended June 30, 1996 and 1995, the Company paid management fees of $235,000 to Lineberger & Co., LLC. Effective July 1, 1996 the Company and Lineberger & Co., LLC entered into a three-year management agreement which provides for annual management fees of $235,000. The agreement allows for the management fee to be increased upon mutual agreement of the Company and Lineberger & Co., LLC. Under the agreement, Lineberger & Co., LLC is to perform various management and consulting services for the Company, including without limitation, preparation of an annual business plan and projections, recruitment of senior management, establishment and maintenance of various auditing, inventory and production controls, assisting with the Company's financial relationships and acquisitions and rendering general business and administrative advice. See Election of Directors.

In connection with the acquisition of North American Spring and Stamping Corporation on July 21, 1995, Lineberger & Co., LLC was paid a transaction fee of $150,000.

                                   ACCOUNTANTS

Price Waterhouse LLP served as the Company's independent accountants for the fiscal year ended June 30, 1996, and it is expected that Price Waterhouse LLP will act in that capacity for the fiscal year ending June 30, 1997. A representative of Price Waterhouse LLP is expected to be present at the Meeting with the opportunity to make a statement if he desires to do so and to be available to respond to appropriate questions from shareholders.

                               VOTING REQUIREMENTS

Directors are elected by a plurality of the votes cast at the Meeting  (Proposal
1). Abstentions and broker non-votes with respect to any matter are not considered as votes cast with respect to that matter.

                              STOCKHOLDER PROPOSALS

Stockholder proposals intended to be presented at the 1997 Annual Meeting must be received by the Company for inclusion in its proxy materials by July 18, 1997.

                                  OTHER MATTERS

Management does not intend to bring before the Meeting any matters other than those specifically described above and knows of no matters other than the foregoing to come before the Meeting, it is the intention of the persons named in the accompanying Proxy to vote such Proxy in accordance with their judgment on such matters or motions, including any matters dealing with the conduct of the Meeting.

                                          By Order of the Board of Directors


                                          Samuel M. Berry
                                          President and Chief Operating Officer

October 10, 1996

                             HILITE INDUSTRIES, INC.

                ANNUAL MEETING OF STOCKHOLDERS-NOVEMBER 14, 1996

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned hereby appoints, as proxies for the undersigned, Daniel W. Brady and Samuel M. Berry and each of them, with full power of substitution, to vote all shares of Common Stock of the undersigned in Hilite Industries, Inc. (the "Company") at the Annual Meeting of Stockholders of the Company to be held at the Holiday Inn - North Dallas located at 2645 LBJ Freeway, Dallas, Texas 75243 on November 14, 1996, at 1:30 P.M., local time (the receipt of Notice of which meeting and the Proxy Statement accompanying the same being hereby acknowledged by the undersigned), or at any adjournments thereof, upon the matters described in the Notice of such Meeting and Proxy Statement and upon such other business as may properly come before such meeting or any adjournments thereof, hereby revoking any proxies heretofore given.

1. Election of the Company's Board of Directors. The following persons have been nominated to serve on the Company's Board of Directors: James E. Lineberger, Daniel W. Brady, Samuel M. Berry, Ronald G. Assaf, James D. Gerson.


[_]    FOR all nominees listed below             [_]    WITHOUT AUTHORITY
       (except as marked below).                        to vote for all nominees
                                                        listed below.


--------------------------------------------------------------------------------
(INSTRUCTION: To withhold authority to vote for any one or more individual nominees, write the name of each such nominee on the line provided above).


                  (TO BE DATED AND SIGNED ON THE REVERSE SIDE)

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY, WHICH RECOMMENDS A VOTE FOR THE NOMINEES LISTED IN ITEM 1. AS TO ANY OTHER MATTER WHICH MAY PROPERLY COME BEFORE THE MEETING, SAID PROXIES WILL VOTE IN ACCORDANCE WITH THEIR BEST JUDGMENT.

THIS PROXY when properly executed will be voted in the manner directed herein. If no direction is given, the proxy will be voted FOR the listed nominees for the Board of Directors.

                                 Dated:___________________________________, 1996



                                 _______________________________________________
                                 Siganature of Stockholder


                                 _______________________________________________
                                 Print Name(s)

                                 NOTE: Please sign your name or names exactly as set forth therein. Is signed as attorney, executor, administrator, trustee or guardian, please indicate the capacity in which you are acting. Proxies by corporations should be signed by a duly authorized officer and should bear the corporate seal. (Please sign, date and return this proxy in the enclosed envelope.)